UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2009

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IMPERIAL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	1-7190	65-0854631
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1259 NW 21st Street, Pompano Beach, Florida 33069

(Address of principal executive offices and zip code)

(954) 917-4114

Registrant’s telephone number, including area code

Not Applicable

Former name or former address, if changed since last report

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c) )

Item 4.02

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On August 31, 2009, Imperial Industries, Inc. (the “Company”) concluded that the unaudited consolidated balance sheet as of June 30, 2009 as contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 (the “Original Form 10-Q”) and the amendment No. 1 to Form 10-Q for the quarterly period ended June 30, 2009 should no longer be relied upon because of errors in such financial statements.

The unaudited consolidated balance sheet as of June 30, 2009 contained in the Original Form 10-Q had classified certain of the Company’s liabilities as long-term liabilities related to assets held for sale which should have been classified as current liabilities related to assets held for sale. In addition, the note payable line of credit balance was classified as a separate component of current liabilities and should have been classified within current liabilities related to assets held for sale.  The consolidated balance sheet as of December 31, 2008 was also reclassified to conform to the presentation of the Note payable-line of credit balance within liabilities related to assets held for sale in the unaudited consolidated balance sheet as of June 30, 2009.

The Company will file Amendment No. 2 to Form 10-Q reflecting the reclassification adjustments noted above, modifying Item 4-Controls and Procedures, revising the signature page, re-filing the certifications, updating Note 23 and inclusion of a second amendment to the forbearance agreement dated August 28, 2009 as Exhibit 10.15.

The Company’s audit committee discussed with the Company’s independent accountant the matters disclosed in the filing pursuant to this Item 4.02(a).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL INDUSTRIES, INC.

Date:	September 3, 2009	/s/ HOWARD L. EHLER, JR.
Howard L. Ehler, Jr. Principal Executive Officer/ Chief Operating Officer

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